CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 27, 2019, relating to the financial statements and financial highlights, which appears in Griffin Institutional Access Credit Fund’s Annual Report on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 23, 2019